Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-205448 of our report dated May 6, 2015 (August 10, 2015 as to the effect of the common stock split discussed in Note 2), relating to the consolidated financial statements of Conifer Holdings, Inc. and subsidiaries appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Detroit, Michigan

August 12, 2015